                                                                     Exhibit 12.
                                                                     -----------


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------



                                             Three months
                                                 ended
                                            March 31, 1996
                                            ---------------
                                              (unaudited)

  Earnings:
     Earnings before income taxes             $107,036,000

  Fixed charges:
     Interest                                   11,364,000
     One-third rent                                620,000
                                              ------------
                                                11,984,000
                                              ------------
                                              $119,020,000
                                              ============
  Fixed charges:
     Interest                                 $ 11,364,000
     One-third rent                                620,000
                                              ------------
                                              $ 11,984,000
                                              ============

  Ratio of earnings to fixed charges (1)              9.93
                                              ============

  (1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.

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